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                                                                  Exhibit 10.F


                        ADVISORY DIRECTOR'S PLAN


                                                                      As amended
                                                        Effective April 30, 1996


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                        ADVISORY DIRECTOR'S PLAN



1.   PURPOSE

     The purpose of the Advisory Director's Plan, as amended as of April 30, 1996 (the "Plan"), for non-employee members of the Board of Directors of the Westinghouse Electric Corporation (the "Company") is to provide additional income to certain eligible directors upon their retirement from the Board of Directors of the Company (the "Board").

2.   ADMINISTRATION

     The Plan shall be administered by an Advisory Director's Plan Committee of the Company consisting of the Chief Executive Officer of the Company, the Chief Financial Officer of the Company and the Vice President and General Counsel of the Company (the "Advisory Director's Plan Committee").

     The Advisory Director's Plan Committee shall have full power and authority to adopt, alter and repeal any administrative rules, regulations and practices governing the operation of the Plan as it shall deem advisable and to interpret the terms and provisions of the Plan. All decisions, interpretations or resolutions of the Advisory Director's Plan Committee shall be conclusive and binding on all interested parties.

3.   ELIGIBILITY REQUIREMENTS

     A. In order to qualify for receipt of an Advisory Director's Fee under Section 4(A) hereof ("Advisory Director's Fee"), a director must comply with Section 7 hereof and must meet the following eligibility requirements:

           (i) the director shall have been a non-employee member of the Board for period of at least five years;

           (ii) the director shall have reached the mandatory retirement age of 70, unless retirement at an earlier age has been approved by the Advisory Director's Plan Committee; and

           (iii) the director shall have retired from the Board before April 30, 1996.

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     B.    In no event shall Advisory Director's Fees be paid to any
           person who is still a director on, or becomes a director of the Company after, April 30, 1996.

     C. Persons who are non-employee directors of the Company in office and with at least one full year of service as a director of the Company on April 30, 1996 shall be entitled to receive termination fees as provided under Section 4(B) hereof ("Termination Fees").

4.   PLAN PAYMENT PROVISIONS

     A.    ADVISORY DIRECTOR'S FEE PAYMENTS

           A director will be credited with one "full year of Board service" for each complete year that the director was a member of the Board.

           Effective on or after May 1, 1988, the amount of the payments hereunder shall be computed by multiplying the director's annual cash retainer (as from time to time defined by the Advisory Director's Plan Committee and approved by the Board) in effect at the time of retirement (for directors retiring between January 1 and April 30, 1996, the director's annual cash retainer for 1995) by 100 percent and will be paid for the number of full years of the director's Board service but not more than 10 years. Payments will be made annually during the month of June.

           In the event of a director's death before any or all of the payments due hereunder are fully paid, payment of such amounts shall then be made to the beneficiary designated by the director in a form approved by the Advisory Director's Plan Committee and filed with the Secretary of the Company, or to the director's estate in the absence of such a beneficiary designation, in the time and manner selected by the Advisory Director's Plan Committee. The Advisory Director's Plan Committee may take into account the application of any duly appointed administrator or executor of a director's estate and direct any such payment be paid to the director's estate in the manner requested by such application.

     B.    TERMINATION FEE

           Each non-employee director of the Company in office and

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           with at least one full year of service as a director of the
           Company on April 30, 1996 shall be entitled to receive a Termination Fee, to be paid on a deferred, cash basis, in the amount set forth on a schedule maintained by the Secretary of the Company. The terms of the mandatory deferral and payment of the Termination Fee shall be as set forth in the Company's Advisory Director's Plan Termination Fee Deferral Terms and Conditions, a copy of which is maintained by the Secretary of the Company.

5.   TRANSFERABILITY

     Payments hereunder shall be made from the general assets of the Company and the director's rights and interests herein may not be anticipated, assigned, encumbered or transferred in any manner whatsoever.

6.   AMENDMENT AND DISCONTINUANCE

     The Company may at any time amend, suspend, or discontinue the Plan, but may not, without the consent of former directors affected thereby, amend or modify any provisions for a former director already receiving payments hereunder.

7.   CONSULTATION

     Under the terms of the Plan, directors in receipt of Advisory Director's Fees shall be available for consultation at the request of the Board. Any incidental expenses associated with such required consultation will be fully reimbursed.

8.   CHANGE IN CONTROL

     In the event of a Change in Control as defined herein:

           (a) payments as to a period of time less than a full year may be made as the Advisory Director's Plan Committee may determine as of the date of such Change in Control and then paid on such basis and in such form as the Advisory
           Director's Plan Committee may prescribe; and

           (b) the value of all unpaid benefits shall be paid in cash to PNC Bank, National Association, the trustee for this Plan pursuant to a trust agreement dated June 22, 1995, as amended from time to time, or any successor trustee, or otherwise on such terms as the Advisory Director's Plan Committee may prescribe or permit.

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     A Change in Control shall mean the occurrence of one or more of the following events:

           (a) there shall be consummated (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company;

           (b) the shareholders of the Company shall approve of any plan or proposal for the liquidation or dissolution of the Company;

           (c) (i) any person (as such term is defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), corporation or other entity shall purchase any Common Stock of the Company (or securities convertible into the Company's Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, unless, prior to the making of such purchase of Common Stock of the Company (or securities convertible into Common Stock of the Company), the Board shall determine that the making of such purchase shall not constitute a Change in Control, or (ii) any person (as such term is defined in Section 13(d) of the Exchange Act), corporation or other entity (other than the Company or any benefit plan sponsored by the Company or any of its subsidiaries) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from any rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire any such securities), unless, prior to such person so becoming such beneficial owner, the Board shall determine that such person so becoming such beneficial owner shall not constitute a Change in Control; or

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           (d) at any time during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board shall cease for any reason to constitute at least a majority thereof, unless the election or nomination for election of each new director during such two-year period as approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period.

9.   EFFECTIVE DATE

     This restatement of the Plan shall be effective as of April 30, 1996.

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